Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of iRadimed Corporation of our report dated June 18, 2014, relating to our audits of the financial statements of iRadimed Corporation, which appears in the Registration Statement on Form S-1, as amended, (No. 333-196875) and related prospectus of iRadimed Corporation filed with the Securities and Exchange Commission.

/s/ McGladrey LLP

Orlando, Florida

September 26, 2014